UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 22, 2006

Enova Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

California	000-36295	95-3056150
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

19850 S. Magellan Drive, Torrance, California		90502
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	310-527-2800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 29, 2006, Enova Systems, Inc. (the "Company") filed a Current Report on Form 8-K disclosing that it had been notified by its auditors, Windes & McClaughry Accountancy Corporation ("Windes") that the financial statements contained in the Company's Form 10-Q for the quarter ended September 30, 2006 filed November 13, 2006 should no longer be relied upon.

The purpose of this amendment, consistent with the disclosure in the initial Form 8-K and in accordance with Securities & Exchange Commission rules, is to disclose the response letter Windes provided to the Company on Friday December 1, 2006. The response letter is filed as an exhibit to this Form 8-K amendment. The letter notes that Windes does not agree with some of the statements made in the initial Form 8-K. In particular, the letter conveys that Windes notified the Company on November 17, 2006 that the Company’s financial statements could not be relied upon.

The Company has continued to discuss this matter with Windes and will continue to work actively to resolve this matter as quickly as possible.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Letter from Windes & McClaughry Accountancy Corporation dated December 1, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enova Systems, Inc.

December 5, 2006	By:	/s/ Corinne Bertrand

Name: Corinne Bertrand
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Windes Response Letter